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                                                                    EXHIBIT 21.0

                                  ANALOGY, INC.
                         SUBSIDIARIES OF THE REGISTRANT



Analogy, UK Ltd. (United Kingdom)

Analogy GmbH (Germany)

Analogy France SARL (France)

Analogy AB (Sweden)

Symmetry Design Systems, Inc. (a California Corporation)